UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARQULE, INC.
(Exact Name of registrant as specified in its charter)

Delaware	58-1959440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Presidential Way,
Woburn, Massachusetts 01801
(Address, including zip code, of principal executive offices)

ArQule, Inc. 2014 Equity Incentives Plan
(Full title of the plan)

Paolo Pucci
President and Chief Executive Officer
ArQule, Inc.
19 Presidential Way,
Woburn, Massachusetts 01801
(781) 994-0300

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Richard E. Baltz, Esq.
Arnold & Porter
555 12th Street, N.W.
Washington, D.C.  20004
(202) 942-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                    Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                           Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (2)(3)
Common Stock, $.01 par value	3,750,000	$1.17	$4,387,500	$565.11

(1)
Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the 2014 Equity Incentives Plan.

(2)
Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on September 19, 2014 on the Nasdaq Global Market, which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents filed by the Company (File No. 000-21429) with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

1.        Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 5, 2014.

2.        Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 (filed with the SEC on May 7, 2014) and June 30, 2014 (filed with the SEC on August 5, 2014).

3.        Current Reports on Form 8-K filed with the SEC on January 16, 2014; January 27, 2014; February 4, 2014; May 16, 2014; and May 30, 2014.

4.        The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests Of Named Experts And Counsel.

Robert J. Connaughton, Jr., Vice President and Chief Corporate Counsel of the Company, has passed upon the validity of the Common Stock being registered under this Registration Statement.  Mr. Connaughton is paid a salary by the Company, is a participant in various employee benefit plans offered to employees of the Company generally, and owns and has options to purchase shares of Common Stock.

Item 6.            Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a present or former director or officer of the corporation has been successful in defending any such proceeding, the DGCL provides that the person shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that such person is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe such conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less that a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that the indemnitee is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against such indemnitee in such designated capacity, whether or not the corporation itself would be empowered to indemnify such indemnitee against such liability. ArQule has adopted provisions in its bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, the Company’s Restated Certificate of Incorporation limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. This provision will not alter the liability of directors under federal securities laws. The Company has purchased an insurance policy that purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information please refer to the full text of the Company’s Restated Certification of Incorporation, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 2, 2011 and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.1 to the Company’s Form 8-K filed on January 27, 2014.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below.

Item 9.            Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on September 22, 2014.

ARQULE, INC.

By:	/s/ Paolo Pucci
Paolo Pucci
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Peter  S. Lawrence and Robert J. Connaughton, Jr., his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she  might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE:	TITLE:	DATE:

/s/ Paolo Pucci	Chief Executive Officer and Director	September 22, 2014
Paolo Pucci	(Principal Executive Officer)

/s/ Peter S. Lawrence	President and Chief Operating Officer	September 22, 2014
Peter S. Lawrence	(Principal Financial Officer)

/s/ Robert J. Weiskopf	Vice President, Finance, Controller & Treasurer	September 22, 2014
Robert J. Weiskopf	(Principal Accounting Officer)

/s/ Timothy C. Barabe	Director	September 22, 2014
Timothy C. Barabe

SIGNATURE:	TITLE:	DATE:

/s/ Susan L. Kelley	Director	September 22, 2014
Susan L. Kelley

/s/ Ronald M. Lindsay	Director	September 22, 2014
Ronald M. Lindsay

/s/ Michael D. Loberg	Director	September 22, 2014
Michael D. Loberg

/s/ William G. Messenger	Director	September 22, 2014
William G. Messenger

/s/ Patrick J. Zenner	Director, Chairman of the Board	September 22, 2014
Patrick J. Zenner

INDEX TO EXHIBITS

Exhibit 4
ArQule, Inc. 2014 Equity Incentives Plan (incorporated by reference from Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2014).

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc. (included on the signature page to this Registration Statement).